Exhibit 99.1

TEN Holdings, Inc. Announces Pricing of $10.0 Million Initial Public Offering

Langhorne, PA, February 12, 2025 – TEN Holdings, Inc. (“XHLD” or the “Company”) (Nasdaq: XHLD), a provider of event planning, production, and broadcasting services, today announced the pricing of its initial public offering of an aggregate of 1,667,000 shares of common stock, par value $0.0001 (the “Shares”), for a price of $6.00 per share (the “Offering”).

The Shares are expected to begin trading on the NASDAQ Stock Market LLC under the ticker symbol “XHLD” on February 13, 2025. The Company expects to receive aggregate gross proceeds of approximately US $10.0 million from the Offering, before deducting underwriting discounts and other related expenses. The Offering is expected to close on or about February 14, 2025, subject to the satisfaction of customary closing conditions.

Bancroft Capital, LLC (“Bancroft”) is acting as the representative of the underwriters in connection with the Offering. Hunter Taubman Fischer & Li LLC is acting as legal counsel to the Company and TroyGould PC is acting as legal counsel to the underwriters in connection with the Offering. Spirit Advisors LLC served as the financial advisor and initial public offering consultant for the Company.

The Offering is being conducted pursuant to the Company’s registration statement on Form S-1 (File No. 333-282621), previously filed with, and subsequently declared effective, by the U.S. Securities and Exchange Commission (the “SEC”) on February 7, 2025. The Offering is being made only by means of a prospectus, forming part of the registration statement. Before you invest, you should read the prospectus and other documents the Company has filed or will file with the SEC for more information about the Company and the Offering. Copies of the final prospectus related to the Offering may be obtained, when available, from Bancroft Capital, LLC, 501 W Office Center Dr # 130, Fort Washington, PA 19034, by phone at +1 (484) 546-8000 or by email at investmentbanking@bancroft4vets.com. In addition, a copy of the final prospectus, when available, relating to the Offering may be obtained via the SEC’s website at www.sec.gov.

This press release has been prepared for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any of the Company’s securities, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from registration, nor shall there be any offer, solicitation or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About TEN Holdings, Inc.

The Company is a provider of event planning, production, and broadcasting services headquartered in Pennsylvania. The Company mainly produces virtual and hybrid events and physical events. Virtual and hybrid events involve virtual and hybrid event planning, production and broadcasting services, and continuing education services, all of which are supported by the Company’s proprietary Xyvid Pro Platform. Physical events mainly involve live streaming and video recording of physical events. To learn more, visit www.tenholdingsinc.com.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements relating to the expected trading commencement and closing dates. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties related to market conditions and the completion of the public offering on the anticipated terms or at all, and other factors discussed in the “Risk Factors” section of the preliminary prospectus filed with the SEC. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Any forward-looking statements contained in this press release speak only as of the date hereof, and TEN Holdings, Inc. specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

For more information, please contact:

Investor Relations Contact:

Erica Scudilla

Email: hello@tenholdingsinc.com

Underwriter Inquiries:

Bancroft Capital, LLC

501 W Office Center Dr # 130

Fort Washington, PA 19034

Office: (484) 546-8000

Email: investmentbanking@bancroft4vets.com

Investor Relations Inquiries:

Skyline Corporate Communications Group, LLC

Scott Powell, President

1177 Avenue of the Americas, 5th Floor

New York, New York 10036

Office: (646) 893-5835

Email: info@skylineccg.com